Registration No. 333-32411


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                           __________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8

                  Registration Statement Under
                   The Securities Act of 1933

                       SEALRIGHT CO., INC.
     (Exact name of registrant as specified in its charter)

        Delaware                            16-0876812
(State or other jurisdiction           (I.R.S. Employer
 of incorporation)                     Identification No.)



                      SEALRIGHT CO., INC.
               DIRECTOR STOCK COMPENSATION PLAN
                      (Full title of plans)



                         John T. Carper
                      Sealright Co., Inc.
                      9201 Packaging Drive
                       DeSoto, Kansas 66018
             (Name and address for agent of service)

                        (913) 583-3025
                (Telephone number, including area
                  code, for agent of service)

                  DEREGISTRATION OF SECURITIES

       On July 30, 1997, the Registrant filed with the
Commission a Registration Statement on Form S-8 (Registration No. 333-32411) (the "Form S-8") registering 50,000 shares of the Registrant's Common Stock, par value $.10 per share, to be issued to participants in connection with the Registrant's Director Stock Compensation Plan (the "Plan"). On January 30, 1998, the Registrant's Board of Directors elected to reduce the number of shares authorized under the Plan to 25,000. Accordingly, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed in order to deregister 25,000 shares of Common Stock that were registered on the Form S-8.


                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the County of Johnson, State of Kansas, on this 12th day of February, 1998.

                             SEALRIGHT CO., INC.


                             By /s/ John T. Carper
                               Charles F. Marcy
                               John T. Carper, Attorney-in-Fact


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                     Date

                            President, Chief
                            Executive Officer
                            and Director
/s/ John T. Carper                                    February 12, 1998
Charles F. Marcy
John T. Carper,
Attorney-in-Fact

                            Senior Vice President
                            Finance, Chief Financial
                            Officer, Chief Accounting
/s/ John T. Carper          Officer and Treasurer     February 12, 1998
John T. Carper

                            Director
/s/ John T. Carper                                    February 12, 1998
G. Kenneth Baum
John T. Carper,
Attorney-in-Fact

                            Director

/s/ John T. Carper                                    February 12, 1998
D. Patrick Curran
John T. Carper,
Attorney-in-Fact

                            Director

/s/ John T. Carper                                    February 12, 1998
Frederick O. DeSieghardt
John T. Carper,
Attorney-in-Fact

                            Director

/s/ John T. Carper                                    February 12, 1998
Robert F. Hagans
John T. Carper,
Attorney-in-Fact


                            Director

_______________________
Marvin W. Ozley                                       February __, 1998

                            Director

/s/ Arthur R. Schulze                                 February 12, 1998
Arthur R. Schulze
John T. Carper,
Attorney-in-Fact

                            Director

/s/ Charles A. Sullivan                               February 12 1998
Charles A. Sullivan
John T. Carper,
Attorney-in-Fact


                            Director

/s/ William D. Thomas                                 February 12, 1998
William D. Thomas
John T. Carper,
Attorney-in-Fact